UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2024

VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-8777	95-1613718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2027 Harpers Way
Torrance	California	90501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VIRC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

Virco Mfg. Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2024. A total of 16,347,314 shares of common stock were entitled to vote, of which 12,909,738 shares were present in person or by proxy at the Annual Meeting. Two items of business were acted upon by the stockholders at the Annual Meeting. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below:

1.    Election of Directors. Stockholders elected Robert A. Virtue, Kathy Virtue Young and Agnieszka Winkler, the Company’s nominees for Class II director, for a term expiring at the 2027 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Virtue	11,479,734	151,753	1,278,251
Kathy Virtue Young	10,946,215	685,272	1,278,251
Agnieszka Winkler	10,159,482	1,472,005	1,278,251

2.    Ratification of Appointment of Moss Adams LLP. The proposal to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025 was approved. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain
12,826,900	11,844	70,994

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION (Registrant)

Date: June 20, 2024	/s/ Robert A. Virtue
(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors